                                                                    EXHIBIT 10.4

                         (Form of Employment Agreement)



Note: This form of Employment Agreement is filed pursuant to the provisions of
Item 601(a)(4) of Regulation S-K. The salary provided in Section 2.3.2 of such form of Employment Agreement for each executive officer executing such agreement is as follows:

          Elizabeth A. Withers          $160,000
          Haresh C. Patnaik             $155,000
          Donald H. Mitchell            $150,000
          Michael P. Von der Porten     $140,000

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made as of the ____ day of ________, 1999 between TRUETIME, INC., a Delaware corporation having its principal operating offices at 2835 Duke Court, Santa Rosa, California 95407 (the "Company"), and ________________ ("Employee"), having a mailing address at
___________________________ .

                              W I T N E S S E T H:

         WHEREAS, the Company considers the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing the best interest of the Company and its stockholders; and

         WHEREAS, in order to induce Employee to remain in the employ of the Company under the terms as set forth herein, the Company is willing to agree to provide certain severance benefits to Employee in the event Employee's employment is terminated under the circumstances described below;

         NOW, THEREFORE, in consideration of the mutual premises and conditions contained herein, the parties hereto agree as follows:

         1.       TERM
                  1.1 Contract Term. This Agreement shall commence effective as of October 1, 1999 and shall continue until September 30, 2001; provided, however, that commencing October 1, 2001, and each October 1 thereafter the term of this Agreement shall automatically be extended for an additional one year unless no fewer than thirty (30) days prior to such October 1 date, the Company shall have given notice that it does not wish to extend this Agreement.

                  1.2 Consideration by Employee. In consideration of the Company's entering into this Agreement, Employee hereby agrees that, for the period commencing on the date hereof and extending through September 30, 2001, Employee will not voluntarily terminate employment with the Company, except for "Good Reason" as defined in Section 2.3, without the Company's consenting to such termination. As further consideration, Employee hereby agrees to the Restrictions set forth in Section 4 hereof.

         2.       TERMINATION OF EMPLOYMENT
                  Employee shall be entitled to the benefits provided in Section 3 hereof upon the termination of his employment, unless such termination is (a) because of his death, "Disability" or "Retirement" (as defined in Section 2.1 below), (b) by the Company for "Cause" (as defined in Section 2.2 below), or (c) by Employee other than for "Good Reason" (as defined in Section 2.3 hereof).

                  2.1  Disability, Retirement.

                           2.1.1 If, as a result of Employee's incapacity due to
                  physical or mental illness, Employee shall have been absent from his duties with the Company on a full-time basis for 120 consecutive business days, and within thirty (30) days after written notice of termination is given Employee shall not have returned to the full-time performance of his duties, the Company may terminate his employment for "Disability."

                           2.1.2 Termination by the Company or Employee of his
                  employment based on "Retirement" shall mean termination because Employee has retired after reaching age 65.

                  2.2 Cause. The Company may terminate Employee's employment for "Cause." For the purposes of this Agreement, the Company shall have "Cause" to terminate Employee's employment hereunder upon (A) the willful and continued failure by Employee to perform his duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a demand for substantial performance is delivered to Employee by the Board of Directors of the Company (the "Board") which specifically identifies the manner in which the Board believes that he has not substantially performed his duties, or (B) the willful engaging by Employee in gross misconduct materially and demonstrably injurious to the Company. For purposes of this paragraph, no act, or failure to act, on Employee's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was not in the best interest of the Company. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds (2/3) of the entire authorized membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice and an opportunity for Employee, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board he was guilty of conduct set forth above in clauses (A) or (B) of the second sentence of this paragraph and specifying the particulars thereof in detail.

                  2.3 Good Reason. Employee may terminate his employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

                           2.3.1 Without his express written consent, the
                  assignment to Employee of any duties inconsistent with his positions, duties, responsibilities and status with the Company, or a change in his reporting responsibilities, titles or offices, or any removal of Employee from or failure to re-elect Employee to any of such positions, except in connection with the termination of his employment for Cause, Disability or Retirement or as a result of his death or by Employee other than for Good Reason;

                           2.3.2 A reduction by the Company in Employee's base
                  salary below $____________ or such amount as Employee's salary may be increased to from time to time;

                           2.3.3 The Company's requiring Employee to be based
                  anywhere other than the Company's office at which he was based except for required travel on the Company's business to an extent substantially consistent with the business travel obligations of a company engaged in the Company's businesses, as they may from time to time be engaged in or, in the event Employee consents to any relocation, the failure by the Company to pay (or reimburse Employee) for all reasonable moving expenses incurred by him relating to a change of his principal residence in connection with such relocation and to indemnify Employee against any loss (defined as the difference between the actual net sale price of such residence after commissions and other closing costs and the higher of (a) his aggregate investment in such residence or (b) the fair market value of such residence as determined by a real estate appraiser designated by Employee and reasonably satisfactory to the Company) realized on the sale of Employee's principal residence in connection with any such change of residence;

                           2.3.4 The failure by the Company to continue in
                  effect any benefit or compensation plan (including but not limited to any stock option plan, 401(k) plan, life insurance plan, health and accident plan or disability plan) in which Employee is participating (or plans providing substantially similar benefits) unless there is put in place by the Company a substitute plan therefor which is designed to provide similar economic benefits to Employee, the taking of any action by the Company which would adversely affect Employee's participation in or materially reduce his benefits under any of such plans or deprive him of any material fringe benefit enjoyed by him unless the Employee is given the opportunity to participate in a plan that provides a similar economic benefit or is given an economically equivalent fringe benefit, or the failure by the Company to provide Employee with the number of paid vacation days to which he is then entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect on the date hereof;

                           2.3.5 Any failure of the Company to obtain the
                  assumption of, or the agreement to perform, this Agreement by any successor as contemplated in Section 5 hereof; or

                           2.3.6 Any purported termination of Employee's
                  employment which is not affected pursuant to a Notice of Termination satisfying the requirements of Section 2.4 below (and, if applicable, Section 2.2 above).

                  2.4 Notice of Termination. Any termination by the Company pursuant to Sections 2.1 and 2.2 above or by Employee pursuant to Sections 2.1.2 and 2.3 above shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated. In the event that Employee seeks to terminate his employment with the Company pursuant to Section 2.3 above, he must communicate his written Notice of Termination to the Company within sixty (60) days of being notified of such action or actions by the Company which constitute Good Reason for termination.

                  2.5 Date of Termination. "Date of Termination" shall mean (i) if this Agreement is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that Employee shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period); and (ii) if Employee's employment is terminated for any other reason, the date on which a Notice of Termination is given.

         3.       COMPENSATION UPON TERMINATION OR DURING DISABILITY.

                  3.1 Disability. During any period that Employee fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, he shall continue to receive his full base salary at the rate then in effect and any installments of deferred portions of awards under any incentive, bonus, or other compensation plan paid during such period until this Agreement is terminated pursuant to
         Section 2 hereof. Thereafter, Employee's benefits shall be determined in accordance with the Company's long term disability income insurance plan, or a substitute plan then in effect.

                  3.2 Termination for Cause. If Employee's employment shall be terminated for Cause, the Company shall pay Employee his full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Company shall have no further obligations to Employee under this Agreement.

                  3.3 Termination Without Cause. If the Company shall terminate Employee's employment other than pursuant to Sections 2.1 or 2.2 hereof or if Employee shall terminate his employment for Good Reason, then the Company shall pay to Employee as severance pay in a lump sum not later than the tenth (10th) day following the Date of Termination, the following amounts:

                           3.3.1 Employee's full base salary through the Date of
                  Termination at the rate in effect at the time the Notice of Termination is given;

                           3.3.2 In lieu of any further salary payments to
                  Employee for periods subsequent to the Date of Termination, an amount equal to the product of (a) Employee's annual base salary at the rate in effect as of the Date of Termination plus the amount of the management incentive bonus to which Employee would have been entitled for the fiscal year in which the Notice of Termination is given, pro rated for his period of service, or if higher the amount of the management incentive bonus paid to Employee in respect of the previous fiscal year, multiplied by (b) one-and-a-half (1.5);

                           3.3.3 The Company shall also pay (i) all relocation
                  and indemnity payments as set forth in Section 2.3.3 hereof, and (ii) all legal fees and expenses incurred by Employee as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement plus pre-judgment and post-judgment interest at the prime rate of interest in effect at the Date of Termination as announced by Bank of America, N.A. (the "Prime Rate"); provided, however, that Employee shall not be entitled to the payments provided for in clause
                  (ii) if Employee shall have given Notice of Termination for Good Reason, but it shall finally be determined, pursuant to
                  Section 11 hereof, that Good Reason did not exist.

                           3.3.4 In the event the Employee is subject to the
                  excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), an amount equal to the product of (a) 25% multiplied by (b) the amount of any "excess parachute payment" received or receivable by the Employee under this Agreement, under any stock option agreement, or under any other agreement, arrangement, or plan in which the Employee participates; for purposes of this Agreement, "excess parachute payment" has the meaning given to such term by
                  Section 280G(b) of the Code.

                  3.4 Benefit Plans. Unless Employee is terminated for Cause, the Company shall maintain in full force and effect for the continued benefit of Employee, for a two-year period after the Date of Termination, all employee benefit plans and programs or arrangements in which Employee was entitled to participate immediately prior to the Date of Termination provided that his continued participation is possible under the general terms and provisions of such plans and programs. In the event that Employee's participation in any such plan or program is barred, the Company shall arrange to provide Employee with benefits substantially similar to those which he is entitled to receive under such plans and programs.

                  3.5 Mitigation of Amounts Payable Hereunder. Employee shall not be required to mitigate the amount of any payment provided for in this Section 3 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 3 be reduced by any compensation earned by Employee as the result of employment by another employer after the Date of Termination, or otherwise.

                  3.6 Late Payments. In the event any amount to be paid to Employee hereunder is not paid by the date specified herein, such amount shall bear interest at the Prime Rate.

                  3.7 Determination of Base Salary. In the event Employee terminates this Agreement pursuant to Section 2.3.2 hereof, Employee's base salary for purposes of determining benefits pursuant to this
         Section 3 shall be Employee's base salary in effect prior to its reduction by the Company.

         4. OWNERSHIP OF INTELLECTUAL PROPERTY - CONFIDENTIALITY - NON SOLICITATION

                  4.1 Definitions. As used in this Section 4, the following words or phrases shall have the following definitions:

                           4.1.1 The term "Business Entity" shall mean any
                  corporation, partnership, joint venture, proprietorship, or other incorporated or unincorporated organization, association or entity, including any division or business operated by any of the foregoing under a trade or assumed name.

                           4.1.2 The term "Subsidiaries" shall mean and include,
                  at any time, any Business Entities in which the Company owns an interest, directly or indirectly.

                           4.1.3 The term "Company" shall mean and include
                  TRUETIME, INC., its successors and assigns, its Subsidiaries, its parent companies, and any of the foregoing operating under a trade or assumed name.

                           4.1.4 The term "Employee of the Company" shall mean
                  any person employed by the Company in any capacity at any time during the term of this Agreement, or any renewal or extension thereof.

                           4.1.5 The term "Customer" shall mean any person, or
                  Business Entity which has, in the past or at any time during the term of this Agreement or any renewal or extension hereof, contracted, including by purchase order, with the Company for the development, manufacture, lease, repair, sale or purchase of any Product or the license from the Company of any Intellectual Property.

                           4.1.6 The term "Product" shall mean a precision time
                  or frequency product and/or any other equipment, machine, service, product, instrument or system researched, developed, conceived, manufactured, assembled, sold or distributed by the Company at any time.

                           4.1.7 The term "Intellectual Property" shall mean all
                  methods, patents, formulae, patterns, compilations, programs, devices, techniques, inventions, designs, systems, processes, trade secrets, copyrights, know-how, proprietary information, rights, trademarks, and trade names relating to any Product conceived, developed, completed or established by the Company, or by Employee (whether solely or jointly with others) during the term of this Agreement (including any renewal or extension hereof) (i) at the Company's expense, (ii) at the Company's request, (iii) using the Company's time, data, facilities and/or materials, or (iv) based upon knowledge or information obtained from the Company, and shall include all modifications and improvements thereof made at any time.

         4.2      Intellectual Property of the Company.  Employee agrees:

                           4.2.1 That all Intellectual Property, and all notes,
                  drawings, software, prototypes or other objects, information or writings relating thereto are the sole property of Company;

                           4.2.2 To communicate and explain to the Company,
                  promptly and fully, all Intellectual Property;

                           4.2.3 To execute and deliver to Company such
                  assignments or other documents as may be reasonably required to evidence or confirm the ownership of all Intellectual Property by the Company;

                           4.2.4 To perform such acts and execute such documents
                  as may be reasonably required to allow the Company to prosecute an application for patent or registration of copyright on any such Intellectual Property, from the United States and from any other government, and to cooperate fully with the company in the prosecution of any such application or registration, which obligation shall survive the termination of Employee's employment with the Company.

                           4.2.5 All inventions or discoveries, if any, patented
                  or unpatented, which Employee has made prior to this employment by the Company are described on Exhibit "A". All Intellectual Property other than those items specifically described on Exhibit "A" shall constitute the property of the Company.

         4.3      Confidentiality.

                           4.3.1 Employee acknowledges that the Company's
                  continued operations and success in the development, manufacture, leasing, repair, and sale of its Products is dependent upon (i) certain processes, formulae, patterns, compilations, programs, devices, methods, techniques, specifications, designs, systems, and confidential information of the Company which are valuable, special and unique assets and (ii) the Company's continuing relationship with, and knowledge about, Customers and prospective Customers and the goodwill these relationships create. Employee acknowledges that all of the following information is confidential and a valuable, special, and unique asset of the Company's business:
                  (i) the names, addresses and telephone numbers of Customers, their employees, and their representatives, (ii) the nature of the business and operations of any Customer, (iii) the amount, nature, volume, and other information regarding any Products purchased, leased or otherwise acquired by any Customer or required by any Customer; (iv) the nature of the internal business operations of the Company; (v) the methods, processes, formulae, specifications, designs, systems, and know-how used, developed, or acquired by the Company for the development, manufacture, and repair of any Product; (vi) the Company's prices or charges to Customers for its Products;
                  (vii) the Intellectual

                  Property developed or acquired by the Company and (viii) information regarding the salaries, bonuses or other compensation paid by the Company to its employees.

                           4.3.2 Employee acknowledges that all of the
                  information described in Section 4.3.1 is "Confidential Information," which together with the Intellectual Property is the sole and exclusive property of the Company. Employee acknowledges that all Confidential Information and the Intellectual Property is revealed to Employee in trust, based solely upon the confidential relationship existing between the Company and the Employee. Employee agrees: (i) that all writings or other records concerning Confidential Information and the Intellectual Property are the sole and exclusive property of the Company; (ii) that all manuals, forms, and supplies furnished to or used by the Employees and all data or information placed thereon by Employee or any other person are the Company's sole and exclusive property, (iii) that, upon termination of this Agreement howsoever such termination is brought about, or upon request of the Company at any time, Employee shall deliver to the Company all such writings, records, forms, manuals, and supplies and all copies of such writings; (iv) that the Employee will not make or retain any copies of such writings for his own or personal use, or take the originals or copies of any such writings from the offices of the Company upon termination of this Agreement; (v) that Employee will not, either during or after the term of this Agreement, publish, distribute or deliver any of such writings or records to any other person or entity, or disclose to any person or entity the contents of such records or writings or any of the Confidential Information nor any information regarding the Intellectual Property; and (vi) that, during the term of Employee's employment with the Company and for a period of five years thereafter, Employee will not, either directly or indirectly, call on, solicit, or take away, or attempt to call on, solicit or take away, any Customers.

         4.4 Non-Solicitation of Other Employees. Employee agrees that during the term of Employee's employment with the Company and for a period of five years thereafter, Employee will not, directly or indirectly, (i) solicit for employment or employ, or allow any corporation or business entity controlled directly or indirectly by or affiliated with such Employee to solicit for employment or employ, any person that at that time is, or at any time during the past year immediately preceding such time was, an Employee of the Company or a consultant or agent of the Company or (ii) make known to any person, firm or corporation that is engaged in the Company's business, or executive and key employee recruiting or search firms that have clients engaged in the Company's business, the names of any persons that at that time are, or at any time during the past year immediately preceding such time were, Employees of the Company or consultants or agents of the Company.

                 4.5 Reasonableness of Restrictions. Employee acknowledges that the restrictions contained in Sections 4.2, 4.3 and 4.4 hereof (the "Restrictions"), in view of the nature of the business in which the Company is engaged, are reasonable and necessary in order to protect the legitimate interests of the Company, and that any violation thereof would result in irreparable injury to the Company, and Employee therefore further acknowledges that, in the event Employee violates, or threatens to violate, any of such Restrictions, the Company shall be entitled to obtain from any court of competent jurisdiction, without the posting of any bond or other security, preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies in law or equity to which the Company or any affiliate or subsidiary of the Company may be entitled. If Employee violates any of the Restrictions, the restricted period shall not run in favor of Employee from the time of commencement of any such violation until such time as such violation shall be cured by Employee to the satisfaction of the Company.

                  4.6 Severability of Restrictions. If any Restriction, or any part thereof, is determined in any judicial or administrative proceeding to be invalid or unenforceable, the remainder of the Restrictions shall not thereby be affected and shall be given full effect, without regard to the invalid provisions. If the period of time or scope of activity in the Restrictions should be adjudged unreasonable in any judicial or administrative proceeding, then the court or administrative body shall have the power to reduce the period of time or the scope covered and, in its reduced form, such provision shall then be enforceable and shall be enforced.

                  4.7 Intellectual Property of Others. Employee recognizes that the Company has a long standing policy to not knowingly violate the valid intellectual property rights, including patents, trade secrets and copyrights, of other persons. In order to comply with such policy, Employee covenants that he will comply with such policy and that his willful breach of this covenant could constitute "Cause" within the meaning of
         Section 2.2 hereof. Employee covenants, represents and warrants in these regards as follows:

                           4.7.1 Exhibit B hereto contains a true, complete and
                  accurate list of all inventions, copyrights and patents of Employee relevant to the subject matter of the employment of Employee by the Company that have been made or conceived or first reduced to practice by Employee alone or jointly with others prior to the employment of Employee by the Company. If disclosure of any such inventions on Exhibit B would cause Employee to violate any prior confidentiality agreement, Employee understands that such inventions are not to be listed on Exhibit B but the Company is to be informed that all such inventions have not been listed for that reason.

                           4.7.2 Employee's performance of all of the duties and
                  obligations of employment at the Company does not and will not breach any agreement or duty to keep in confidence confidential information acquired by Employee in confidence or in trust prior to the employment of Employee by the Company. During Employee's work with the Company, Employee will not improperly use or disclose any confidential information or trade secrets of any former employer or any other person to whom Employee has an obligation of confidentiality, and Employee will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom Employee has an obligation of confidentiality unless consented to in writing by that former employer or person. Employee will use in the performance of duties only information which is generally known and used by persons with training and experience comparable to Employee's, which is common knowledge in the industry or otherwise legally in the public domain, or which is or was developed by Employee free of any confidential obligations to former employers or other persons.

                           4.7.3 Employee is not restricted from being employed
                  by the Company or entering into this Agreement. Employee has not entered into, and agrees not to enter into, any agreement either written or oral in conflict herewith.

                           4.7.4 Employee represents and warrants that, other
                  than as set forth on Exhibit B hereto, Employee has not brought to the Company and covenants that Employee will not bring to the Company or use in the performance of Employee's responsibilities any confidential information, materials or documents of any former employers or other persons that are not generally available to the public, unless Employee has obtained prior written authorization from the former employers or other persons. Employee hereby covenants that Employee shall not breach any obligation of confidentiality or duty that Employee may have to former employers or other persons.

         5. SUCCESSORS; BINDING AGREEMENT. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to Employee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Employee to compensation from the Company in the same amount and on the same terms as Employee would be entitled hereunder if Employee terminated his employment for Good Reason, except that for purposes or implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as defined in Section 4.1.3 and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 5 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

         6. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Company shall be directed to the attention of the Chairman of the Board of the Company with a copy to the Secretary of the Company, except that notices of change of address shall be effective only upon receipt.


         7. MISCELLANEOUS. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Employee and such officer as may be specifically designated by the Board of Directors of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

         8. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         10. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California.

         11. ARBITRATION. Except as contemplated by Section 4.5 hereof, any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Los Angeles, California (in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect; provided, however, that the matter shall be arbitrated by a panel of three arbitrators and that the Company and Employee shall, promptly after any dispute or controversy arises, each appoint an arbitrator and the arbitrators so appointed shall promptly appoint a third arbitrator to be chairman of the arbitration panel). Notwithstanding the pendency of any such dispute or controversy, the Company will continue to pay Employee his full compensation in effect when the notice giving rise to the dispute was given and continue Employee as a participant in all compensation, benefit and insurance plans in which he was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved. Amounts paid under this paragraph are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Employee shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

        12. CAPTIONS AND GENDER. The use of captions and Section headings herein is for the purpose of convenience only and shall not affect the interpretation or substance of any provision contained herein. Similarly, the use of the masculine gender with respect to pronouns in this Agreement is for the purpose of convenience and includes either sex who may be a signatory.

        13. PRIOR AGREEMENTS. This Agreement supersedes all prior agreements entered into between the Company and Employee with regard to the subject matter set forth herein.

                  IN WITNESS WHEREOF, the parties hereof have signed this Agreement as of the _____ day of _________ 1999.

                                                 TRUETIME, INC.



                                                 By
                                                          ----------------------
                                                 Name
                                                          ----------------------
                                                 Title
                                                          ----------------------

                                                 (EMPLOYEE)
                                                          ----------------------